         As filed with the Securities and Exchange Commission on April 10, 2000
                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              AT HOME CORPORATION

          (Exact name of the Registrant as specified in its charter)

           Delaware                                       77-0408542
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                              450 Broadway Street
                        Redwood City, California  94063
         (Address of principal executive offices, including zip code)

        Options of Worldprints.com International, Inc. issued under the
         Worldprints.com International, Inc. 1999 Stock Incentive Plan
                         and Assumed by the Registrant
                          (Full titles of the plans)

                              Kenneth A. Goldman
                            Chief Financial Officer
                              At Home Corporation
                              450 Broadway Street
                        Redwood City, California  94063
                                (650) 556-5000
           (Name, address and telephone number of agent for service)

                                   Copy to:
                            Jeffrey R. Vetter, Esq.
                           Nicholas S. Khadder, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                             Palo Alto, CA  94306

                                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                                                   Proposed
                                           Amount          Proposed Maximum        Maximum               Amount of
                                           to be            Offering Price     Aggregate Offering       Registration
Title of Securities to be Registered   Registered (1)       Per Share (2)          Price (2)                 Fee
--------------------------------------------------------------------------------------------------------------------
Series A Common Stock,
$0.01 par value                           278,198               $13.1145         $3,648,428              $964
--------------------------------------------------------------------------------------------------------------------

(1) Represents the number of shares subject to options assumed from Worldprints.com International, Inc., a Delaware corporation, which was acquired by the Registrant on April 5, 2000.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h)(1) of the Securities Act of 1933, as amended (the "Securities Act"), based on the weighted average per share exercise price of the options assumed by the Registrant.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   PLAN INFORMATION (1)

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION (1)

          (1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          For the purposes of this registration statement, the terms "we," "our" and "us" refer to At Home Corporation, a Delaware corporation.

Item 3.   Incorporation of Documents by Reference

          The following documents filed with the Commission are incorporated into this registration statement by reference:

          (a) Our annual report on Form 10-K for the fiscal year ended December 31, 1999;

          (b) All other reports we have filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1999 including the current report on Form 8-K we filed on April 3, 2000.

          (c) The description of our Series A common stock contained in our registration statement on Form 8-A filed under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents that we have subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated into this registration statement by reference and to be a part hereof from the date of the filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.   Indemnification of Directors and Officers and Limitation of Liability.


          As permitted by the Delaware General Corporation Law, our certificate of incorporation, as amended and restated, includes a provision that eliminates the personal liability of our directors or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

          . for any breach of the director's duty of loyalty to the corporation or its stockholders;

          . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

          .    under Section 174 of the Delaware General Corporation Law; and

          . for any transaction from which the director derived an improper personal benefit.

          As permitted by Section 145 of the Delaware General Corporation Law, our certificate of incorporation, as amended and restated, further provides:

          . for mandatory indemnification, to the fullest extent permitted by applicable law, for any person who is or was a director or officer, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by this person;

          . that our obligation to indemnify any person who was or is serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity must be reduced by any amount the person may collect as indemnification from the other corporation, partnership, joint venture, trust, enterprise or nonprofit entity;

          . that we must advance to all indemnified parties the expenses (including attorneys' fees) incurred in defending any proceeding provided that indemnified parties (if they are directors or officers) must provide the registrant an undertaking to repay the advances if indemnification is determined to be unavailable;

          . that the rights conferred in the certificate of incorporation are not exclusive; and

          . that we may not retroactively amend the certification of incorporation provisions relating to indemnity.

          The indemnification provision in our certificate of incorporation and the indemnification agreements we have entered into with each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act. We have also obtained directors' and officers' liability insurance.

          The following documents are incorporated by reference:

                                   Document
                                   --------
          1.   Fifth Amended and Restated Certificate of Incorporation (see
               Exhibit 3.01).
          2. Form of Indemnification Agreement entered into between the registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.09 to the registrant's registration statement on Form S-1 (File No. 333-27323) declared effective by the Commission on July 11, 1997).

          In addition, we have entered into various merger agreements and related registration rights agreements in connection with its acquisitions of and mergers with various companies under which the parties to those agreements have agreed to indemnify the registrant and its directors, officers, employees and controlling persons against specified liabilities, including liabilities arising under the Securities Act, the Exchange Act or other federal or state laws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIM

          Not applicable.

ITEM 8.   EXHIBITS.

Exhibit                                       Exhibit
Number                                         Title
-------                                        -----

  4.01* The Registrant's Fifth Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on May 28, 1999 (incorporated by reference to Exhibit 4.01 of our registration statement on Form S-8, filed with the Commission on June 3, 1999 (File No. 333-79883)).

  4.02* The Registrant's Second Amended and Restated Bylaws effective July 16, 1997 (incorporated by reference to Exhibit 3.05 of our registration statement on Form S-1 declared effective by the Commission on July 11, 1997 (File No. 333-27323)).

  4.03         Worldprints.com International, Inc. 1999 Stock Incentive Plan.

  5.01 Opinion of Fenwick & West LLP regarding the legality of the securities to be offered.

  23.01        Consent of Ernst & Young LLP, Independent Auditors.

  23.02        Consent of Fenwick & West LLP (included in Exhibit 5.01).

  24.01        Power of Attorney (see page 6).

* The exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                    ---------

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                              ---------
               thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  [Remainder of Page Intentionally Left Bank]

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant, At Home Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on this 7th day of April, 2000.


                                       AT HOME CORPORATION


                                       By: /s/ George Bell
                                          --------------------------------------
                                           George Bell
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints George Bell, Kenneth A. Goldman and David
G. Pine, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                              Date
---------                              -----                              ----
Principal Executive Officer:


/s/ George Bell                        President, Chief Executive         April 7, 2000
-----------------------------          Officer and Director
George Bell

Principal Financial Officer:


/s/ Kenneth A. Goldman                 Executive Vice President and       April 7, 2000
-----------------------------          Chief Financial Officer
Kenneth A. Goldman


Principal Accounting Officer:


/s/ Robert A Lerner                    Vice President, Chief Accounting   April 7, 2000
-----------------------------          Officer and Corporate Controller
Robert A. Lerner

Additional Directors:


_____________________________          Chairman                 April 7, 2000
Thomas A. Jermoluk


/s/ William R. Hearst III              Director                 April 7, 2000
-----------------------------
William R. Hearst III


_____________________________          Director                 April 7, 2000
C. Michael Armstrong


/s/ John Doerr                         Director                 April 7, 2000
-----------------------------
L. John Doerr


_____________________________          Director                 April 7, 2000
Ray Liguori


/s/ John Malone                        Director                 April 7, 2000
-----------------------------
John C. Malone


_____________________________          Director                 April 7, 2000
John C. Petrillo


_____________________________          Director                 April 7, 2000
Brian L. Roberts


/s/ Ted Rogers                         Director                 April 7, 2000
-----------------------------
Ted Rogers


/s/ David Woodrow                      Director                 April 7, 2000
-----------------------------
David M. Woodrow

                                 Exhibit Index
                                 -------------


Exhibit                                Exhibit
Number                                  Title
-------                                 -----

  4.03         Worldprints.com International, Inc. 1999 Stock Incentive Plan

  5.01         Opinion of Fenwick & West LLP.

 23.01         Consent of Ernst & Young LLP, Independent Auditors.

 23.02         Consent of Fenwick & West LLP (included in Exhibit 5.01).

 24.01         Power of Attorney (see page 6).